                                                                    Exhibit 4(e)

                              CERTIFICATE OF TRUST

                                       OF

                               BANCWEST CAPITAL II


         This Certificate of Trust of BancWest Capital II (the "Trust"), dated October 20, 2000, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C.Section3801, et seq.) (the "Act").

         1. Name. The name of the business trust formed by this Certificate of Trust is BancWest Capital II.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are Bank One Delaware, Inc., Three Christina Centre, 201 North Walnut Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

                          [THE SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                      BANK ONE TRUST COMPANY, N.A., not in its individual capacity but solely as trustee of the Trust


                      By:        /s/ SANDRA L. CARUBA
                               ----------------------
                               Name: Sandra L. Caruba
                               Title:   Vice President


                      BANK ONE DELAWARE, INC., not in its individual capacity but solely as trustee of the Trust


                      By:        /s/ SANDRA L. CARUBA
                               ----------------------
                               Name: Sandra L. Caruba
                               Title:   Vice President


                      WILLIAM B. JOHNSTONE, III, not in his individual capacity but solely as trustee of the Trust


                       /s/ WILLIAM B. JOHNSTONE, III
                       -----------------------------